Exhibit 99.1

October 31, 2018	Edward Vallejo
Vice President, Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications and Federal Affairs
856-309-4546
maureen.duffy@amwater.com
AMERICAN WATER REPORTS THIRD QUARTER 2018 RESULTS

•
Third quarter 2018 diluted earnings per share (GAAP) were $1.04, which included a $0.06 per diluted share benefit from the sale of the majority of the contracts in the Contract Services Group and a $0.22 per diluted share net impairment charge for Keystone

•	Third quarter 2018 adjusted diluted earnings per share were $1.20, an increase of 11.1 percent (non-GAAP measure)

•	The Regulated Businesses continued to deliver solid results and the Homeowner Services Group integration of Pivotal Home Solutions is proceeding well

•	Company narrows 2018 earnings guidance to the top portion of range
CAMDEN, N.J., October 31, 2018 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended Sept 30, 2018.
“American Water employees delivered strong third quarter 2018 adjusted earnings per share, up 11.1 percent compared to last year. Our third quarter results demonstrate our ability to steadily grow our business through consistent and successful execution of our strategies,” said Susan Story, president and chief executive officer of American Water.
“We saw strong growth in our Regulated Businesses. This year, we have invested a total of $1.5 billion, with $1.1 billion invested in our Regulated Businesses to ensure safe, reliable and affordable service. We welcomed 16,500 new customers through closed acquisitions and organic growth and we also look forward to welcoming an additional 56,000 customers through pending acquisitions.
"In our Market-Based Businesses, the integration of the Pivotal Home Solutions acquisition is going well, and we have been awarded four new municipal partnerships in our legacy Homeowner Services business. We are also very proud of winning a new military services contract with Fort Leonard Wood in Missouri. This is a great honor for us to provide water and wastewater treatment services for service members, families and civilians at 14 military bases across the country. We also recorded a gain on the sale of the majority of the O&M contracts of our Contract Services Group.
"We have narrowed the scope of our Keystone business, shutting down two of the business lines and focusing solely on water transfer services going forward. This, in addition to addressing some 2018 operational challenges, has resulted in a third quarter impairment charge.

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“The successful execution of our strategies along with our strong financial performance allows us to narrow our GAAP earnings guidance range to $3.19 to $3.24 per share, which is an adjusted (non-GAAP) earnings guidance range of $3.27 to $3.32 per share,” added Story.
Consolidated Results
The Company's three and nine months ended results are included in the table below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Diluted earnings per share (GAAP):
Net income attributable to common stockholders	$1.04	$1.13	$2.53	$2.39
Non-GAAP adjustments:
Gain on sale of portion of Contract Services Group contracts	(0.08)	—	(0.08)	—
Income tax impact	0.02	—	0.02	—
Net non-GAAP adjustment	(0.06)	—	(0.06)	—

Impairment charge	0.31	—	0.31	—
Income tax impact	(0.08)	—	(0.08)	—
Net loss attributable to noncontrolling interest	(0.01)	—	(0.01)	—
Net non-GAAP adjustment	0.22	—	0.22	—

Impact of Freedom Industries settlement activities	—	(0.12)	(0.11)	(0.12)
Income tax impact	—	0.05	0.03	0.05
Net non-GAAP adjustment	—	(0.07)	(0.08)	(0.07)

Early debt extinguishment at the parent company	—	0.03	—	0.03
Income tax impact	—	(0.01)	—	(0.01)
Net non-GAAP adjustment	—	0.02	—	0.02

Total net non-GAAP adjustments	0.16	(0.05)	0.08	(0.05)

Adjusted diluted earnings per share (non-GAAP)	$1.20	$1.08	$2.61	$2.34
For the third quarter of 2018, GAAP diluted earnings per share were $1.04, compared to $1.13 in the same period of 2017.
With the non-GAAP adjustments identified in the chart above, adjusted diluted earnings per share (a non-GAAP measure) were $1.20 for the third quarter of 2018, an increase of $0.12 per diluted share, or 11.1 percent, as compared to the same period in 2017.
For the first nine months of 2018, GAAP diluted earnings per share were $2.53, compared to $2.39 in the same period of 2017.
With the non-GAAP adjustments identified in the chart above, adjusted diluted earnings per share (a non-GAAP measure) were $2.61, an increase of $0.27 per diluted share, or 11.5 percent, as compared to the same period in 2017. These increases were due to continued growth in the Regulated Businesses, driven by infrastructure investment, acquisitions and organic growth. The increases were also driven by growth in the Market-Based Businesses, mainly from the Homeowner Services Group with Pivotal integration costs lower than projected during the third quarter.
For the first nine months of 2018, the company made capital investments of approximately $1.5 billion, including $1.1 billion dedicated primarily to improving infrastructure in the Regulated Businesses, $365 million for the Pivotal acquisition, and $18 million for regulated acquisitions. American Water plans to invest in the range of $2.0 billion to $2.1 billion, including the acquisition of Pivotal, across its footprint in 2018.

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Regulated Businesses

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (GAAP)	$213	$212	$484	$446
Non-GAAP adjustment:
Impact of Freedom Industries settlement activities	—	(22)	(20)	(22)
Income tax impact	—	9	5	9
Net non-GAAP adjustment	—	(13)	(15)	(13)

Adjusted net income (non-GAAP)	$213	$199	$469	$433
In the third quarter of 2018, GAAP net income in the Regulated Businesses was $213 million, compared to $212 million for the same period in 2017.
With the non-GAAP adjustments identified in the chart above, adjusted net income in the Regulated Businesses was $213 million, compared to $199 million for the same period in 2017. Regulated revenue increased approximately $15 million driven by a $55 million increase from additional authorized revenue and surcharges to support infrastructure investments, acquisitions, and organic growth that was partially offset by the $40 million impact of the lower federal corporate income tax rate under the Tax Cut and Jobs Act (the "TCJA") expected to benefit customers. The company had higher O&M expense of $34 million that includes higher production expense of $5 million from higher chemical costs and purchased water price and usage increases in California, $5 million to support regulated acquisitions and other growth, $5 million related to the timing of expenses, $4 million related to the New York American Water settlement to provide prompt rate relief and other benefits to customers, $6 million of higher insurance claims expense and $4 million for accelerated recovery of regulatory assets through tax reform savings in West Virginia. Depreciation, interest, and general taxes increased $20 million, mainly from infrastructure investment growth. Income taxes were lower by $59 million from the lower federal corporate income tax rate under the TCJA.
For the first nine months of 2018, GAAP net income in the Regulated Businesses was $484 million, compared to $446 million for the same period in 2017.
With the non-GAAP adjustments identified in the chart above, adjusted net income in the Regulated Businesses was $469 million, compared to $433 million for the same period in 2017. Regulated revenue increased $20 million driven by a $130 million increase from additional authorized revenue and surcharges to support infrastructure investments, acquisitions, and organic growth; largely offset by $110 million resulting from the lower federal corporate income tax rate under the TCJA that is expected to benefit customers. The company had higher O&M expense of $66 million that includes higher production expense of $14 million due to purchased water price and usage increases in our California subsidiary and higher chemical costs, $16 million to support regulated acquisition and other growth, $6 million in customer billing and accounting, $4 million related to the New York American Water settlement to provide prompt rate relief and other benefits to customers, $9 million of higher insurance claims expense and $4 million for accelerated recovery of regulatory assets through tax reform savings in West Virginia, as well as $7 million from higher main breaks from the harsh frigid weather conditions across several regulated states during the first quarter of 2018. Depreciation, interest, and general taxes increased $41 million from infrastructure investment growth. Income taxes were lower by $112 million from the lower federal corporate income tax rate under the TCJA.
Through Sept 30, 2018, the company received additional annualized revenues of approximately $140 million from general rate cases and approximately $15 million from infrastructure surcharges. The company is awaiting final orders for general rate cases in three states, filed for an infrastructure surcharge in one, and awaiting final regulatory approval in one state, for a total annualized revenue request of approximately $69 million, adjusted for certain impacts of the TCJA. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary.
For the 12-month period ended September 30, 2018, the company's adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) improved to 35.7 percent, compared to 35.9 percent for the 12-month period ended September 30, 2017. For period-to-period comparability purposes, both of these ratios present the estimated impact of the TCJA on operating revenues for the Regulated Businesses on a pro forma basis, as if the lower federal corporate income tax rate had been in effect for these periods. By reducing O&M expense as a proportion of revenue, American Water is able to make investments in needed capital improvements without significantly impacting customer bills.

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Market-Based Businesses

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net (loss) income (GAAP)	$(7)	$14	$18	$29
Non-GAAP adjustment:
Impairment charge	57	—	57	—
Income tax impact	(15)	—	(15)	—
Net loss attributable to noncontrolling interest	(2)	—	(2)	—
Net non-GAAP adjustment	40	—	40	—

Gain on sale of portion of Contract Services Group contracts	(14)	—	(14)	—
Income tax impact	4	—	4	—
Net non-GAAP adjustment	(10)	—	(10)	—

Adjusted net income (non-GAAP)	$23	$14	$48	$29
In the third quarter of 2018, GAAP net loss in the Market-Based Businesses was $7 million, compared to $14 million of net income for the same period in 2017, which includes a net $40 million after-tax impairment charge, for its Keystone Clearwater Solutions business resulting from operational challenges in the Company’s construction business and narrowing the scope of the business to the water transfer services business going forward. Also, the Market-Based Businesses recognized a $10 million after-tax gain on the sale of 20 of the Contract Services Group’s contracts sold during the quarter. The sale agreement includes the transfer of 22 contracts in total, with the sale of the remaining two contracts expected to close by the end of 2018.
With the non-GAAP adjustments identified in the chart above, adjusted net income in the Market-Based Businesses, with the adjustments shown in the table above, was $23 million, compared to $14 million for the same period in 2017. The increase was primarily driven by the Homeowner Services Group with Pivotal integration expenses lower than expected during the quarter.
For the first nine months of 2018, GAAP net income in the Market-Based Businesses was $18 million, compared to $29 million for the same period in 2017.
With the non-GAAP adjustments identified in the chart above, adjusted net income in the Market-Based Businesses, with the adjustments shown in the table above, was $48 million, compared to $29 million for the same period in 2017. The increase was primarily driven by the Homeowner Services Group with Pivotal integration expenses lower than expected during the quarter; customer growth and cost management and the impact of the lower federal corporate income tax rate under the TCJA.
Dividends
On October 30, 2018, American Water’s board of directors declared a quarterly cash dividend payment of $0.455 per share of common stock, payable on December 4, 2018, to all stockholders of record as of November 12, 2018.
2018 Earnings Guidance
American Water has narrowed its 2018 earnings guidance GAAP range of $3.19 - $3.24 per diluted share, which includes the non-GAAP adjustments discussed above. Excluding these items, the company's 2018 adjusted (non-GAAP) earnings guidance range is $3.27 - $3.32 per diluted share. The company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).

PRESS RELEASE	4	www.amwater.com

Non-GAAP Financial Measures
This press release includes presentations of adjusted net income, as well as adjusted earnings per diluted share both as historical financial information and as earnings guidance (“Adjusted EPS”). These items constitute “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. Each of adjusted net income and Adjusted EPS is defined as GAAP net income and earnings per diluted common share, respectively, excluding the impact of one or more of the following events: (1) the gain recognized in the third quarter of 2018 on the sale of a majority of the O&M contracts in the company’s Contract Services Group; (2) a goodwill and intangible asset impairment charge related to the overall performance of Keystone and the strategic narrowing of the scope of Keystone’s business in the third quarter of 2018; (3) the September 2017 and June 2018 insurance settlements related to the Freedom Industries, Inc. chemical spill; and (4) the early debt extinguishment charges incurred in September 2017 with respect to the prepayment of debt allocated to the parent company, each as quantified in the tables above. These non-GAAP financial measures supplement the company’s GAAP disclosures and should not be considered as an alternative to the GAAP measure.
Management believes that these non-GAAP financial measures are useful to American Water's investors because they provide an indication of American Water's baseline performance excluding items that are not considered by management to be reflective of its ongoing operating results. Management believes that these non-GAAP financial measures will allow investors to understand better the operating performance of American Water's businesses and will facilitate a meaningful year-to-year comparison of American Water's results of operations. Although management uses these non-GAAP financial measures internally to evaluate American Water's results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and investors should not consider them as indicators of performance. These non-GAAP financial measures are derived from American Water's consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP, and thus they should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, the Company's definition of adjusted net income and Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, they may have significant limitations on their use.
Set forth in this release is a table that reconciles each of adjusted net income and Adjusted EPS to the most directly comparable GAAP financial measure.
This press release also includes a presentation of adjusted Regulated O&M efficiency ratio, which, in addition to the pro forma adjustment for the impact of the TCJA, excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of certain Freedom Industries chemical spill settlement activities recognized in 2017 and 2018, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water's consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the company's GAAP disclosures and should not be considered as an alternative to any GAAP measure.
Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the operating performance of the Regulated Businesses without giving effect to items that are not reflective of management's ability to increase efficiency of the company's regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company's historical results, exclusive of estimated revenues and expenses related to purchased water, the Freedom Industries chemical spill settlement activities and the allocable portion of non-O&M support services costs. The company's definition of this metric may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.
Set forth in this release is a table that reconciles each of the components used to calculate adjusted O&M efficiency ratio to the most directly comparable GAAP financial measure.
Third Quarter 2018 Earnings Conference Call
The third quarter 2018 earnings conference call will take place on Thursday, November 1, 2018, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast on the Investor Relations homepage at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.

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Following the earnings conference call, an audio archive of the call will be available through November 8, 2018. U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10125306. The audio webcast will be available on American Water’s investor relations homepage at ir.amwater.com through December 1, 2018. After that, the archived webcast will be available for one year at ir.amwater.com/event-replays.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 7,100 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 45 states and Ontario, Canada. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2018 earnings guidance, the outcome of pending acquisition activity and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, permitting, and other decisions; changes in laws, governmental regulations and policies, including environmental, health and safety, water quality, and public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; potential costs and liabilities of American Water for environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers, including, for example, water management solutions focused on customers in the shale natural gas exploration and production market; the outcome of litigation and similar government actions; weather conditions, and events, climate change patterns, and natural disasters, including drought or abnormally high rainfall, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; its ability to appropriately maintain current infrastructure, including its operational and information technology (“IT”) systems, and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of its water supplies or water provided to its customers; exposure or infiltration of its critical infrastructure, operational technology and IT systems, including the disclosure of sensitive or confidential information contained therein, through physical or cyber-attacks or other disruptions; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections and capitalize on growth opportunities, including its ability to, among other things, acquire, close and successfully integrate regulated operations and Market-based businesses, enter into contracts and other agreements with, or otherwise obtain, new customers in the Market-based businesses, and realize anticipated benefits and synergies from new acquisitions; cost overruns relating to improvements in or the expansion of its operations; its ability to maintain safe work sites; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on its current or future debt that could increase its financing costs or funding requirements or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its financing costs and funding requirements; changes in Federal or state income, general and other tax laws, including tax reform, the availability of tax credits and tax abatement programs, and the ability to utilize its U.S. and state net operating loss carryforwards; migration of customers into or out of its service territories; the use by municipalities of the power of eminent domain or other authority to condemn its systems; difficulty in obtaining, or the inability to obtain, insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; labor actions including work stoppages and strikes; the incurrence

PRESS RELEASE	6	www.amwater.com

of impairment charges related to American Water’s goodwill or other assets; civil disturbances, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new accounting standards or changes to existing standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the company’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The company does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Operating revenues	$976	$936	$2,590	$2,536
Operating expenses:
Operation and maintenance	390	322	1,085	1,003
Depreciation and amortization	141	128	404	378
General taxes	71	61	210	192
Gain on asset dispositions and purchases	(18)	(7)	(20)	(9)
Impairment charge	57	—	57	—
Total operating expenses, net	641	504	1,736	1,564
Operating income	335	432	854	972
Other income (expense):
Interest, net	(89)	(89)	(259)	(259)
Non-operating benefit costs, net	5	(2)	10	(7)
Loss on early extinguishment of debt	(2)	(6)	(2)	(6)
Other, net	6	5	14	11
Total other income (expense)	(80)	(92)	(237)	(261)
Income before income taxes	255	340	617	711
Provision for income taxes	70	137	164	284
Consolidated net income	185	203	453	427
Net loss attributable to noncontrolling interest	(2)	—	(2)	—
Net income attributable to common stockholders	$187	$203	$455	$427

Basic earnings per share: (a)
Net income attributable to common stockholders	$1.04	$1.14	$2.54	$2.39
Diluted earnings per share: (a)
Net income attributable to common stockholders	$1.04	$1.13	$2.53	$2.39
Weighted-average common shares outstanding:
Basic	181	178	179	178
Diluted	181	179	180	179
Dividends declared per common share	$0.455	$0.415	$0.91	$0.83

(a)	Amounts may not calculate due to rounding.

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30, 2018	December 31, 2017
ASSETS
Property, plant and equipment	$22,734	$21,716
Accumulated depreciation	(5,671)	(5,470)
Property, plant and equipment, net	17,063	16,246
Current assets:
Cash and cash equivalents	86	55
Restricted funds	29	27
Accounts receivable, net	347	272
Unbilled revenues	203	212
Materials and supplies	42	41
Other	93	113
Total current assets	800	720
Regulatory and other long-term assets:
Regulatory assets	1,086	1,061
Goodwill	1,571	1,379
Postretirement benefit asset	193	—
Intangible assets	91	9
Other	76	67
Total regulatory and other long-term assets	3,017	2,516
Total assets	$20,880	$19,482

PRESS RELEASE	9	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30, 2018	December 31, 2017
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value, 500,000,000 shares authorized, 185,279,397 and 182,508,564 shares issued, respectively)	$2	$2
Paid-in-capital	6,647	6,432
Accumulated deficit	(432)	(723)
Accumulated other comprehensive loss	(60)	(79)
Treasury stock, at cost (4,683,156 and 4,064,010 shares, respectively)	(297)	(247)
Total common stockholders' equity	5,860	5,385
Long-term debt	7,570	6,490
Redeemable preferred stock at redemption value	7	8
Total long-term debt	7,577	6,498
Total capitalization	13,437	11,883
Current liabilities:
Short-term debt	564	905
Current portion of long-term debt	263	322
Accounts payable	141	195
Accrued liabilities	455	630
Taxes accrued	67	33
Interest accrued	89	73
Other	169	167
Total current liabilities	1,748	2,325
Regulatory and other long-term liabilities:
Advances for construction	259	271
Deferred income taxes, net	1,670	1,551
Deferred investment tax credits	21	22
Regulatory liabilities	1,962	1,664
Accrued pension expense	393	384
Accrued postretirement benefit expense	—	40
Other	78	66
Total regulatory and other long-term liabilities	4,383	3,998
Contributions in aid of construction	1,312	1,276
Commitments and contingencies
Total capitalization and liabilities	$20,880	$19,482

PRESS RELEASE	10	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

	For the Twelve Months Ended September 30,
(In millions)	2018	2017
Total operation and maintenance expenses (a)	$1,451	$1,377
Less:
Operation and maintenance expenses—Market-Based Businesses	346	334
Operation and maintenance expenses—Other (a)	(40)	(40)
Total operation and maintenance expenses—Regulated Businesses (a)	1,145	1,083
Less:
Regulated purchased water expenses	134	124
Allocation of non-operation and maintenance expenses	30	29
Impact of Freedom Industries settlement activities (b)	(20)	(22)
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,001	$952

Total operating revenues	$3,410	$3,338
Less:
Pro forma adjustment for impact of the TCJA (c)	40	165
Total pro forma operating revenues	3,370	3,173
Less:
Operating revenues—Market-Based Businesses	455	419
Operating revenues—Other	(22)	(23)
Total pro forma operating revenues—Regulated Businesses	2,937	2,777
Less:
Regulated purchased water revenues (d)	134	124
Adjusted pro forma operating revenues—Regulated Businesses (ii)	$2,803	$2,653

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	35.7%	35.9%

NOTE
The adjusted O&M efficiency ratio previously reported for the twelve months ended September 30, 2017 was 34.2%, which did not include the adjustments for the items discussed in footnotes (a) and (c) below.

(a)
Includes the impact of the company’s adoption of ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit, on January 1, 2018.

(b)	Includes settlements with two of the company's general liability insurance carriers in connection with the Freedom Industries chemical spill.

(c)
Includes the estimated impact of the TCJA on operating revenues for the Regulated Businesses for all periods presented prior to January 1, 2018, as if the lower federal corporate income tax rate was in effect for these periods.

(d)	The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	11	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Earnings Guidance Range (A Non-GAAP, unaudited measure)

	2018
	Low End	High End
Earnings Guidance Range (GAAP)	$3.19	$3.24
Non-GAAP Adjustments:
Gain on sale of portion of Contract Services Group contracts	(0.08)	(0.08)
Income tax impact	0.02	0.02
Net non-GAAP adjustment	(0.06)	(0.06)

Impairment charge	0.31	0.31
Income tax impact	(0.08)	(0.08)
Net loss attributable to noncontrolling interest	(0.01)	(0.01)
Net non-GAAP adjustment	0.22	0.22

Impact of Freedom Industries settlement activities	(0.11)	(0.11)
Income tax impact	0.03	0.03
Net non-GAAP adjustment	(0.08)	(0.08)

Total net non-GAAP adjustments	0.08	0.08

Adjusted Earnings Guidance Range (non-GAAP)	$3.27	$3.32

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